Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Executive Vice President, Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

INDUS ENTERS INTO TWO AGREEMENTS
FOR ACQUISITIONS IN THE CHARLOTTE MARKET

NEW YORK, NEW YORK (December 9, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced today that it recently entered into two separate agreements to acquire, for a combined purchase price of approximately $44.8 million, before transaction costs, two industrial/logistics buildings totaling approximately 450,000 square feet in the Charlotte, North Carolina market.

The first agreement is for the acquisition of a recently constructed industrial/logistics building (the “Charlotte Acquisition”) that has a short-term lease in place. INDUS expects to close on the purchase of the Charlotte Acquisition during the 2022 first quarter. The second agreement, which was announced previously as under a signed letter of intent, is for the acquisition of a to-be-constructed industrial/logistics building (the “Charlotte Forward Acquisition”) which is being developed on speculation by the seller. The Charlotte Forward Acquisition is expected to be delivered vacant upon completion in the 2023 first quarter. INDUS expects to acquire the land and fund portions of the Charlotte Forward Acquisition’s development during 2022 and the first quarter of 2023.

Michael Gamzon, President and Chief Executive Officer of INDUS, commented, “We are pleased to have these two Charlotte transactions under contract at an attractive cost basis, and look forward to adding these buildings to our portfolio. Both properties are well-located in the same submarket south of Charlotte and are strong complements to our existing Charlotte portfolio. The Charlotte industrial/logistics market continues to experience strong absorption and rent growth which we believe will provide INDUS the opportunity to realize meaningful value creation through the future lease-up of both buildings.”

With the addition of the Charlotte Acquisition and the Charlotte Forward Acquisition, INDUS will own approximately 1.7 million square feet across eight high quality industrial/logistics buildings in the Charlotte market. Closing on the purchase of the Charlotte Acquisition and the Charlotte Forward Acquisition are both subject to a number of contingencies including the satisfactory completion of due diligence by INDUS.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 35 industrial/logistics buildings aggregating approximately 5.2 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina and Florida in addition to several office/flex properties and undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding expected timing of the closings of the Charlotte Acquisition and the Charlotte Forward Acquisition, INDUS’s intention to complete the closing of the acquisitions, the terms of the acquisitions, the relative attractiveness of the cost basis of the acquisitions, and the value creation potential of the acquisitions through leasing activity. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 4, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.